Exhibit 99.1

Loton, Corp. Announces Mint Group Has Resigned from its Services Contract with Loton and KOKO's Holding Company

Loton demanding all debt in default and resignation of board member

LOS ANGELES, May 25, 2016 /PRNewswire/ -- Loton, Corp. (OTC: LIVX) ("Loton"), a company operating in the emerging live/digital music space, today announced that Mint Group Holdings, Ltd. has resigned from its management services contract with Obar Camden Holdings Limited ("OCHL"), a 50%-owned operating subsidiary of Loton and the parent of the Obar Camden Limited ("KOKO London"), which operates the nightclub and live music venue "KOKO" in Camden, London.

In connection with such resignation, Loton has demanded the resignation of Oliver Bengough (a significant shareholder of Mint Group) from the board of OCHL due to performance and management concerns and has initiated an investigation into potential conflicts of interest related to Mint Group. Loton is demanding all remaining debt due in default as well as complete control of OCHL to ensure a smooth transition to the Company.

"After much deliberation and attempts to reach an amicable resolution and based on potential conflicts of interest, disappointing recent financial results, and defaults on debt, we feel compelled to take over full financial control of KOKO London. We are confident that Loton's world class management team with experience in music, media and mobile can quickly stabilize the company's operations and build substantial value for our shareholders," said Robert Ellin, Loton's Executive Chairman and President. "We will explore all options including expanding KOKO's brand to venues around the world, and initiating strategic partnerships with other venue owners, record labels, and live event companies. As part of our team taking control of KOKO London, we expect to shortly finally launch our in-venue digital strategy adding to our growing list of world class partners streaming around the world."

About KOKO
KOKO is a premier multimedia and lifestyle brand and one of London's iconic live music venues. KOKO is internationally renowned for delivering over 250 live music events per annum for the past ten years and streaming live music to more than 300 million viewers in 70 countries around the globe.

About Loton, Corp.
Loton, Corp. (LIVX.OB) operates through its subsidiaries in the emerging live/digital music space. The company's LiveXLive subsidiary intends to be the world's first premium live music streaming network that will deliver around the clock live music to viewers on any connected device as an authentic and experiential platform. The platform will offer the broadcasts of the world's leading music festivals with multiday and multistage coverage, as well as unique concerts, intimate performances and cutting edge programming. This content will extend the live music experience to fans across the world via desktop, laptop, mobile, tablets, consoles, connected TVs and virtual reality platforms. The LiveXLive network expects to provide compelling and curated content that showcases the entire spectrum of music, as well as related content such as showcase-interviews, backstage access, perspective-pieces from both fans and musicians, and coverage of music-inspired fashion, food and lifestyle. LiveXLive will cover all genres of music, from rock to pop and indie to electronic, while featuring artists ranging from major festival headliners to emerging and local artists performing at clubs and venues around the globe.

Loton's indirect, 50%-owned subsidiary, Obar Camden, engages in the operations of the nightclub and live music venue "KOKO" in Camden, London.

Forward Looking Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as "expects", "anticipates", "intends", "estimates", "plans", "potential", "possible", "probable", "believes", "seeks", "may", "will", "should", "could" or the negative of such terms or other similar expressions. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the Company's business. More detailed information about Loton and the risk factors that may affect the realization of forward-looking statements is set forth in Loton's Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and its subsequent Quarterly Reports on Form 10-Q and other filings submitted to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Loton undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.